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                                                    Registration No. 33-

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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  ------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  ------------


                          SECOND BANCORP, INCORPORATED
             (Exact name of registrant as specified in its charter)



         OHIO                                                 34-1547453

(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

                              108 MAIN AVENUE, S.W.
                               WARREN, OHIO 44482
                                 (330) 841-0123


(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            MICHAEL G. MARANDO, ESQ.
                      HARRINGTON, HOPPE & MITCHELL, LTD.
                              108 MAIN AVENUE, S.W.
                            500 SECOND NATIONAL TOWER
                                  P.O. BOX 1510
                               WARREN, OHIO 44482
                                  330-392-1541

(Name, address, including zip code, and telephone number, including area code, of agent for service)



              APPROXIMATE DATE OF COMMENCEMENT OR PROPOSED SALE TO
            THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE REGISTRATION
                          STATEMENT BECOMES EFFECTIVE.

                                  ------------

                  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ X ]

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]


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                  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                  If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                       PROPOSED                  PROPOSED
                                                       MAXIMUM                   MAXIMUM
                            AMOUNT                     OFFERING                  AGGREGATE
TITLE OF SECURITIES         TO BE                      PRICE                     OFFERING                  AMOUNT OF
TO BE REGISTERED            REGISTERED                 PER SHARE (1)             PRICE                     REGISTRATION FEE (2)
--------------------------------------------------------------------------------------------------------------------------------

COMMON STOCK                 250,000.00                $25.50                    $6,375,000.00              $1,880.63
NO PAR VALUE
=================================================================================================================================
(1) BASED ON THE CLOSING PRICE OF THE COMPANY'S SHARES ON NASDAQ ON SEPTEMBER 5, 1997.
=================================================================================================================================

                  (1)   Determined pursuant to Rule 457 (c).

                  (2) Pursuant to Rule 429, 20,266 shares of Common Stock are being carried forward from registration statement No. 33-42261. The amount of the registration fee associated with such shares that was previously paid with registration statement No. 33-42261 is $24.19.


                  THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO TO REGISTRATION STATEMENT NO. 33-42261. THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 33-42261 AND SUCH POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE CONCURRENTLY WITH THIS REGISTRATION STATEMENT IN ACCORDANCE WITH RULES 462 AND 464. THIS REGISTRATION STATEMENT AND THE REGISTRATION STATEMENT AMENDED HEREBY ARE COLLECTIVELY REFERRED TO HEREIN AS THE "REGISTRATION STATEMENT."



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PROSPECTUS


                          SECOND BANCORP, INCORPORATED

              DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN
                           Common Stock (no par value)

                                   ----------


                  This Prospectus relates to the sale of shares of Common Stock (the "Common Stock") of Second Bancorp, Incorporated (the "Corporation") under the Corporation's Dividend Reinvestment and Common Stock Purchase Plan (the "Plan"). The Plan provides each registered holder of the Corporation's Common Stock with a convenient and economical method of purchasing additional shares of the Corporation's Common Stock at a 5% discount as set forth in the Plan without payment of any brokerage commission, service charge or other similar expense.

                  A participant may elect either to reinvest dividends on all shares held of record, or to make optional cash payments of not less than $50 each purchase up to a maximum of $5,000 per quarter and continue to receive regular dividend payments on all shares. Participants who enroll to reinvest dividends may also make optional cash payments of not less than $50 each purchase up to a maximum of $5,000 per quarter. A participant may withdraw from the Plan at any time. As explained further in the Prospectus, shares of Common Stock may be purchased for the account of a participant either in the open market or directly from the Corporation. The price of shares acquired from the Corporation under the Plan will be the Share Price as defined in the Plan less the 5% discount. The price of shares purchased in the open market will be the Weighted Average Price at which the Plan Administrator acquires the shares less the 5% discount as further explained in this Prospectus.

                  The Plan does not represent a change in the Corporation's dividend policy, which will continue to depend on earnings, financial requirements and other factors. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends by check in the usual manner. It is suggested that this Prospectus be retained for future reference.

                                   ----------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------


               The date of this Prospectus is February ____, 1998

                             AVAILABLE INFORMATION

                  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 75 Park Place, 14th Floor, New York, New York 10007, and Northwestern Atrium Center, 500 West Madison Ave., Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                  This Prospectus does not contain all of the information in the Registration Statement filed with the Commission of which this Prospectus is a part. Certain portions of the Registration Statement have been omitted in accordance with the rules and regulations of the Commission. For Further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents filed by the Corporation with the Commission pursuant to the Exchange Act are incorporated herein by reference:

                  (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996;

                  (b) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997;

                  (c) The description of the Common Stock contained in the Corporation's registration statement on Form S-4 (Registration No. 33-09239) under the caption "Description of Holding Shares" as filed on October 2, 1986, with the Commission pursuant to the 1933 Act, including all amendments and reports filed for the purpose of updating such description.

                  All other reports and other documents filed by the Corporation pursuant to Sections 13(a), 14 and 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to above and prior to the date of this Prospectus, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof. Each document or report filed by the Corporation with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering covered hereby shall be deemed to be incorporated by reference in this Prospectus from the date of filing of such document until the information contained in such document is superseded or updated by any subsequently filed document which is incorporated by reference into this Prospectus.

                  The Corporation hereby undertakes to provide without charge to each person, including any beneficial owners, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus, (not including exhibits to such information unless the exhibits are specifically included in the incorporation by reference). Written requests for such copies should be directed to Christopher Stanitz, Secretary, Second Bancorp, Incorporated, 108 Main Avenue, S.W., Warren, Ohio 44481. Telephone requests may be directed to Mr. Stanitz at 330-841-0234.



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                                 THE CORPORATION

                  The Corporation is a one bank holding company which owns all of the outstanding shares of The Second National Bank of Warren (the "Bank"), which commenced operations in 1880 and became a subsidiary of the Corporation in 1987. The Corporation and the Bank are located in Warren, Ohio. The Bank is a full service commercial bank providing personalized banking services to businesses and individuals through its 27 banking offices located in five counties in the northeastern Ohio area.

                  The Bank offers its customers customary commercial banking services, such as checking, savings and interest-bearing demand, money market and time deposit accounts; commercial, installment and real estate loans; safe deposit boxes; collection services; wire and telephone transfers; lockbox, cash management services and account reconciliation; and a full range of investment and insurance products. The Bank also offers full trust services through its Trust Department and private banking services through a separate Private Banking Department.


                                    THE PLAN

                  The following questions and answers explain and constitute the Corporation's Dividend Reinvestment and Common Stock Purchase Plan (the "Plan").

I.                PURPOSE

                  1. WHAT IS THE PURPOSE OF THE PLAN?

                  The purpose of the Plan is to provide holders of record of shares of the Corporation's Common Stock with a convenient and economical method of investing cash dividends and optional cash payments in additional shares of Common Stock at a 5% discount without payment of any brokerage commission, service charge, or other similar expense. In the event such additional shares of Common Stock are purchased directly from the Corporation, and not in the open market, the Corporation will receive those additional funds and use them for general corporate purposes.

II.               PARTICIPATION OPTIONS

                  2. WHAT OPTIONS ARE AVAILABLE TO PARTICIPANTS IN THE PLAN?

                  As a participant in the Plan, you may (i) have cash dividends on all (but not less than all) of your shares automatically reinvested in additional shares of the Corporation's Common Stock, (ii) make optional cash purchases of additional shares of the Corporation's Common Stock, each such optional cash purchase to be at least $50 and the total of all such optional cash purchase during a calendar quarter to be not more than $5,000, or (iii) do both of the above.

III.              ADVANTAGES

                  3. WHAT ARE THE ADVANTAGES OF THE PLAN?

                  (A) The Plan provides holders of record of the Corporation's Common Stock with the opportunity to reinvest their dividends automatically in additional shares of the Corporation's Common Stock at a 5% discount from the Share Price or Weighted Average Price as defined in the response to Question 12.



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



                  (B) No brokerage commissions or service charges will be paid by you in connection with any purchases made under the Plan.

                  (C) Your funds will be fully invested in the Corporation's Common Stock because the Plan permits fractional shares to be credited to your Plan account. Dividends on such fractional shares, as well as on whole shares, will be reinvested in additional shares and such shares will be credited to your Plan account.

                  (D) You will avoid the need for safekeeping of stock certificates for shares credited to your Plan account.

                  (E) Periodic statements reflecting all current activity, including purchases and latest share balance, will simplify your record keeping.

IV.               ADMINISTRATION

                  4. WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

                  American Stock Transfer & Trust Company (the "Plan Administrator") has been designated by the Corporation to administer the Plan, keep records, send statements of account to each participant, and perform other duties related to the Plan. Shares purchased for you under the Plan will be held for you in safekeeping by or through the Plan Administrator until a written request is received from you for the issuance of certificates for all or part of your shares as more fully explained in Question 27. The Plan Administrator also acts as dividend disbursing and transfer agent for the Corporation's Common Stock.

                  Shares purchased with reinvested dividends and optional cash payments will be registered in the name of the Plan Administrator's nominee. You should continue to hold those shares presently or subsequently registered in your name and should not undertake to transfer such shares to the Corporation or the Plan Administrator. In the event the Plan Administrator should resign or otherwise cease to act as administrator of the Plan, the Corporation will make such other arrangements as it deems appropriate for the administration of the Plan.

V.                PARTICIPATION

                  5. WHO IS ELIGIBLE TO PARTICIPATE?

                  All holders of record of the Corporation's Common Stock are eligible to participate in the Plan. If your stock is registered in a name other than your own (e.g., in the name of a broker or nominee), and you would like to participate, you must either make appropriate arrangements for your broker or nominee to participate on your behalf, or you must become a shareholder of record by having those shares with respect to which you wish to participate transferred to your name.

                  You will not be eligible to participate in the Plan if you reside in a jurisdiction in which it is unlawful for the Corporation to permit your participation.

                  6. IS PARTIAL PARTICIPATION POSSIBLE UNDER THE PLAN?

                  No. A shareholder of record who desires to participate in the Plan with respect to the dividend reinvestment feature must have the dividends on all shares reinvested under the Plan.



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                  A shareholder of record who desires to participate in the Plan
ONLY with respect to the optional cash purchase feature will receive dividend checks with respect to all shares of Common Stock held of record.

                  7. HOW DOES AN ELIGIBLE SHAREHOLDER PARTICIPATE OR CHANGE OPTIONS UNDER THE PLAN?

                  As a holder of record of Common Stock, you may join the Plan by completing and signing an Enrollment Card and returning it to the Plan Administrator. Once enrolled in the Plan, you will continue to be enrolled without further action on your part. You may change your investment options at any time by completing, signing and returning a new Enrollment Card to the Plan Administrator. If your shares are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered holders must sign the Enrollment Card exactly as their names appear on the account registration.

                  You may obtain an Enrollment Card at any time by contacting:

                            American Stock Transfer & Trust Company
                            Attention Dividend Reinvestment Department
                            40 Wall Street, 46th Floor
                            New York, NY  10005
                            (800) 278-4353

                  8. WHEN MAY AN ELIGIBLE SHAREHOLDER JOIN THE PLAN?

                  As an eligible shareholder, you may join the Plan at any time. Reinvestment of dividends will start with the next quarterly dividend payment after receipt of your Enrollment Card, provided it is received by the Plan Administrator on or before the record date for that dividend; otherwise, it will be necessary to delay reinvestment of dividends until the next dividend payment date. In the past, record dates for dividends paid by the Corporation have preceded the dividend payment dates by approximately 2 weeks. Dividend payment dates ordinarily are the last day of January, April, July and October.

                  (See Question 9 for information on making an initial optional cash purchase.)

                  You will remain a participant in the Plan until you elect to discontinue the reinvestment of dividends, or sell or otherwise dispose of all the shares held in your name and withdraw all shares of Common Stock credited to your Plan account.

                  9. WHAT DOES THE ENROLLMENT CARD PROVIDE?

                  The Enrollment Card provides for the purchase of additional shares of the Corporation's Common Stock through the following investment options:

                  (A)  "DIVIDEND REINVESTMENT"

                  This option directs the Corporation to invest in accordance with the Plan cash dividends on all shares of Common Stock currently or subsequently registered in your name and on all whole and fractional shares of Common Stock credited to your Plan account. This option also permits you to make optional cash payments for the purchase of additional shares of Common Stock in accordance with the Plan.

                  (B) "OPTIONAL CASH PURCHASES ONLY"

                  This option permits you to make optional cash payments for the purchase of additional shares of Common Stock in accordance with the Plan, without reinvesting dividends on shares held by you. If you desire this option, a check payable to American Stock Transfer Trust Company, covering your initial optional cash purchase must accompany your Enrollment Card. Cash dividends on shares purchased with optional cash payments will automatically be reinvested in additional shares of Common Stock. If you wish to receive cash dividends on such shares, you must withdraw the shares from your Plan account by written notification to the Plan Administrator at the address set forth in Question 7.

VI.               PURCHASES

                  10. HOW ARE SHARES OF COMMON STOCK ACQUIRED UNDER THE PLAN?

                  The Plan Administrator will apply reinvested dividends and optional cash payments to acquire shares of the Corporation's Common Stock for the account of the Plan's participants, as the Corporation directs, either directly from the Corporation, in the open market or in privately negotiated transactions. Shares acquired directly from the Corporation will consist of authorized but unissued shares or shares held in the Corporation's Treasury account. (See Question 37 for the circumstances under which shares will be purchased on the open market and the effect such purchases would have on Plan participants.)

                  11. HOW MANY SHARES WILL BE PURCHASED FOR PARTICIPANTS?

                  The number of shares that will be purchased for a participant's account on an Investment Date (as defined in Question 12) will depend on the amount of any dividends and any optional cash payments and the applicable purchase price of the Common Stock. Your Plan account will be credited with the number of shares (including any fractional share computed to three decimal places) that results from dividing the amount of dividends and any optional cash payments to be invested by the applicable purchase price. The amount of your dividends for purposes of this computation will include cash dividends payable on all shares with respect to which you are participating and shares in your Plan account, whether purchased with reinvested dividends or optional cash payments.

                  The Plan does not represent a change in the Corporation's dividend policy or a guarantee of future dividends, which will continue to be determined by the Board of Directors based upon the Corporation's earnings, financial condition and other factors.

                  12. WHEN AND AT WHAT PRICE WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

                  If the Plan Administrator purchases the shares of Common Stock from the Corporation, dividends and optional cash payments will be reinvested or invested, as the case may be, on the Investment Date, which will be the dividend payment date during a month in which a dividend is paid, and in any other month will be the fifteenth day of such month. However, if the Investment Date falls on a date when trading is not being reported on the NASDAQ NMS, the business day immediately succeeding such date on which trading is being reported on the NASDAQ will be the Investment Date. If the Plan Administrator purchases the shares of Common Stock in the open market or in privately negotiated transactions, dividends will be reinvested, and optional cash purchases will be invested on, or near (within 5 business days of), the Investment Date.

                  For the purpose of making purchases, the Plan Administrator will commingle your funds with those of other participants in the Plan. The Plan Administrator will apply any dividends and any optional cash payments to the purchase of Common Stock pursuant to the Plan on the Investment Date, except when prohibited under any applicable federal or state securities laws.

                  NO INTEREST WILL BE PAID ON FUNDS HELD BY THE BANK.

                  If the Plan Administrator purchases the shares of Common Stock from the Corporation, the purchase price will be the mean between the high bid and low ask prices of shares of the Common Stock as reported by the NASDAQ National Market System on the Investment Date (the "Share Price") less a 5% discount. If the Plan Administrator purchases the shares of Common Stock in the open market or in privately negotiated transactions, the purchase price will be the weighted average of the prices actually paid for the shares at the time such purchases are made (the "Weighted Average Price") less a 5% discount . It should be recognized that since investment prices are determined as specified above, a participant loses any advantage otherwise available from being able to select the timing of investments.


VII.              OPTIONAL CASH PURCHASES

                  13. HOW ARE OPTIONAL CASH PURCHASES MADE?

                  The option to make cash purchases is available to you at the time of joining the Plan by properly completing, signing and returning to the Plan Administrator an Enrollment Card. If you wish to enroll in the "Optional Cash Purchases Only" feature of the Plan, a check or money order payable to American Stock Transfer & Trust Company, covering your first optional cash purchase must accompany your Enrollment Card. DO NOT SEND CASH. Thereafter, additional optional cash purchases may be made through the use of the form sent with each periodic statement.

                  Each optional cash purchase made by you must be at least $50, and such purchases cannot, in any one calendar quarter, exceed a total of $5,000. The same amount of money need not be sent each calendar quarter, and there is no obligation to make additional optional cash purchases after enrollment in the Plan.

                  14. WHEN WILL PAYMENTS FOR OPTIONAL CASH PURCHASES BE
INVESTED?

                  Optional cash payments received from you at least 5 business days prior to an Investment Date will be applied to the purchase of shares of Common Stock for your account on such Investment Date or within 5 business days thereafter as provided in the answer to Question 12. Any optional cash payment received less than 5 business days prior to an Investment Date will be applied to the purchase of shares of Common Stock for your account on the next following Investment Date unless you request in writing that your optional cash payment be returned. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON OPTIONAL CASH PAYMENTS. Therefore, although optional cash payments may be made at any time, you are strongly urged to make optional cash payments shortly before an Investment Date. However, you should allow sufficient time to ensure that an optional cash payment is received by the Plan Administrator at least 5 business days prior to an Investment Date.

                  15. UNDER WHAT CIRCUMSTANCES WILL OPTIONAL CASH PAYMENTS BE RETURNED?

                  Your uninvested optional cash payments will be returned to you upon written request received by the Plan Administrator at least 5 business days prior to an Investment Date.



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



VIII.             COSTS

                  16. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

                  Participants bear none of the costs of the Plan. All costs of administration of the Plan and any brokerage commissions and service charges incurred in connection with purchases of shares are paid by the Corporation. However, if you request the Plan Administrator to sell your shares in the event of withdrawal from the Plan as explained in Question 26, you must pay any brokerage commission and any applicable transfer tax incurred.

                  If the Corporation, at some future date, determines to cause participants in the Plan to be charged with any brokerage commission or other charges incurred incident to the purchase of shares for the Plan or to pass through to the participants in the Plan some of the costs of administering the Plan, participants will be given advance notice. Such a determination is not presently contemplated by the Corporation.

IX.               FEDERAL INCOME TAX CONSEQUENCES TO PARTICIPANTS

                  17. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

                  All participants are urged to consult their own tax advisors to determine the particular tax consequences, including consequences under state and local tax laws, which may result from their participation in the Plan and the subsequent disposal by them of the Common Stock purchased pursuant to the Plan. A general description of federal tax consequences to a Plan participant under Internal Revenue Service rulings applicable to dividend reinvestment plans similar to the Plan is set forth below.

                  Reinvested Dividends. In the case of reinvested dividends, when the Plan Administrator acquires shares for a participant's account directly from the Corporation, the participant will be considered to have received a dividend for federal income tax purposes equal to the fair market value of the shares purchased with the reinvested dividends. The tax basis of such shares will also equal the fair market value of the shares on the Investment Date. The holding period of such shares will begin on the day following the Investment Date.

                  Alternatively, when the Plan Administrator purchases Common Stock for a participant's account on the open market with reinvested dividends, the participant will be considered to have received a dividend for federal income tax purposes equal to the fair market value of the shares purchased with the reinvested dividends plus that portion of any brokerage commissions paid by the Plan Administrator which are attributable to the purchase of the participant's shares. The tax basis of such shares will also equal the fair market value of the shares acquired for the participant's account plus that portion of the brokerage commissions and other service charges paid by the Corporation which are attributable to such shares. The holding period of such shares will begin on the day following the date on which the shares are credited to the participant's account.

                  Optional Cash Payments. In the case of shares acquired by the Plan Administrator with Optional Cash Payments directly from the Corporation, the participant will be considered to have received a dividend equal to the amount of the excess, if any, of the fair market value of the purchased shares on the Investment Date over the amount of the optional cash payment. The tax basis of such shares will equal the amount of the optional cash payment plus such excess, if any. The holding period of such shares will begin on the day following the Investment Date.

                  In the case of shares acquired on the open market with optional cash payments, a participant will be considered to have received a dividend equal to (i) the excess, if any, of the fair market value of shares purchased with the optional cash payment on the participant's behalf over the amount of the optional cash payment, plus (ii) that portion of the brokerage commissions and other service charges, if any, paid by the Corporation which are attributable to such shares. The tax basis of such shares will equal the sum of
(i) the amount of such excess, if any, (ii) the amount of the optional payment, and (iii) the allocable portion of the brokerage fees and other service charges, if any, paid by the Corporation. The holding period of such shares will begin on the day following the date on which the shares are credited to the participant's account.

                  Additional Information. For federal income tax purposes, the fair market value of shares acquired for the participant's account either with reinvested dividends or optional cash payments will be equal to 100% of the

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



average of the high and low sales prices of shares of the Corporation's Common Stock as reported by the NASDAQ National Market System as of the date the shares are acquired for the participant's account (See Question 12).

                  The dividend income received by a corporate shareholder generally will be eligible for a 70% dividend's- received deduction subject to the conditions and restrictions of the Internal Revenue Code.

                  A participant will not realize any taxable income upon receipt of certificates for whole shares credited to the participant's account, either upon the participant's withdrawal of certain of those shares or upon termination of participation in, or termination of, the Plan. However, gain or loss may be recognized when the participant sells or exchanges shares previously received. A participant must recognize gain or loss upon receipt of a cash payment for a fractional share equivalent credited to the participant's account upon termination of participation in, or termination of, the Plan. In either event, the amount of gain or loss will be the difference between the amount that the participant received for the shares or a fractional share equivalent and the tax basis therefor.

                  18. HOW ARE INCOME TAX WITHHOLDING PROVISIONS APPLIED TO PARTICIPANTS IN THE PLAN?

                  If you, as a participant in the Plan, fail to provide and certify your Federal taxpayer identification number or social security number to the Plan Administrator, you may be subject to a withholding tax on dividend payments, and the Plan Administrator will reinvest dividends net of the required amount of tax withheld.

X.                REPORTS TO PARTICIPANTS

                  19. WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

                  As soon as practical after each purchase of Common Stock under the Plan for your account, a statement of account will be mailed to you, normally within 10 business days following the Investment Date. These statements are your continuing record of current activity and cost of your purchases and should be retained for tax purposes. In addition, you will receive copies of communications sent to all holders of the Corporation's Common Stock, including the Corporation's Quarterly Reports and Annual Reports to Shareholders, the Notice of Annual Meeting and Proxy Statement and information you will need for reporting your dividend income for Federal income tax purposes.

XI.               DIVIDENDS

                  20. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON SHARES HELD IN THEIR ACCOUNTS UNDER THE PLAN?

                  Yes. Dividends on all shares of Common Stock, including fractional shares, credited to your Plan account, whether such shares were purchased with reinvested dividends on shares held by you or with optional cash payments, will be automatically reinvested in additional shares of Common Stock until such shares are withdrawn from your Plan account.

XII.              CERTIFICATES FOR SHARES

                  21. WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED?

                  No. Certificates will not be issued to you for shares credited to your Plan account unless you request the Plan Administrator in writing to do so, whether upon termination of your participation in the Plan or otherwise, or unless the Plan is terminated. Shares purchased through the Plan will be credited to your Plan account, but they will not be registered in your name. Shares of Common Stock purchased under the Plan and held by the Plan Administrator will be registered in the name of the Plan Administrator's nominee and credited to your Plan account. The number of shares credited to your Plan account will be shown on the periodic statement of your account. This service eliminates the need for safekeeping by you to protect against loss, theft or destruction of stock certificates.

                  At any time, you may request in writing that the Plan Administrator send you a certificate for all or part of the whole shares credited to your Plan account. This request should be mailed to the Plan Administrator at the address set forth in Question 7. Any remaining whole and fractional shares will continue to be credited to your Plan account. Certificates for fractional shares will not be issued under any circumstances. Certificates for whole shares credited to your Plan account will normally be issued within 10 business days of receipt by the Plan Administrator of your written request.

                  22. IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED TO PARTICIPANTS?

                  Plan accounts are maintained in the name in which your shares are registered at the time you enroll in the Plan. Consequently, certificates for whole shares purchased under the Plan will be similarly registered when issued to you upon your request.

                  23. MAY SHARES IN A PLAN ACCOUNT BE PLEDGED?

                  No. Shares credited to your Plan account may not be pledged or assigned and any such purported pledge or assignment shall be void. If you wish to pledge or assign such shares, you must withdraw such shares from your Plan account.

XIII.             TERMINATION OF PARTICIPATION IN THE PLAN

                  24. HOW DOES A PARTICIPANT TERMINATE REINVESTMENT OF DIVIDENDS UNDER THE PLAN?

                  You may direct the Plan Administrator in writing at any time to discontinue the reinvestment of dividends on shares held of record by you. This notice should be mailed to the Plan Administrator at the address set forth in Question 7. Optional cash purchases may be made even after you have elected to discontinue the reinvestment of dividends on shares registered in your name. However, you are never obligated to make optional cash purchases.

                  If you elect to discontinue the reinvestment of dividends on shares held of record in your name, you may either withdraw the whole shares of Common Stock credited to your Plan account (see Question 26) or retain any or all such shares in such account. Dividends on shares of Common Stock retained in your Plan account will continue to be reinvested.

                  25. WHEN MAY A PARTICIPANT TERMINATE PARTICIPATION IN THE
PLAN?

                  You may terminate your participation in the Plan at any time. If your notice to discontinue reinvestments is received by the Plan Administrator at least 5 business days before the record date for a particular cash dividend, the next dividend will be paid to you in cash. If your notice to discontinue reinvestment is received by the Plan Administrator less than 5 business days before the record date for a particular cash dividend, the next dividend will be reinvested for your account. Thereafter, all dividends on shares held of record by you will be paid to you in cash unless you elect to enroll in the dividend reinvestment option of the Plan again, which you may do at any time by submitting a new Enrollment Card.

                  Any optional cash payment which has been received by the Plan Administrator prior to receipt of a notice to discontinue dividend reinvestment will be invested in accordance with the Plan, unless return of the payment is expressly requested in a notice received at least 5 business days prior to an Investment Date.

XIV.              WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

                  26. HOW DOES A PARTICIPANT WITHDRAW SHARES PURCHASED UNDER THE PLAN?

                  You may withdraw all or a portion of the shares of Common Stock credited to your Plan account by notifying the Plan Administrator in writing, specifying the number of shares to be withdrawn. This notice should be mailed to the Plan Administrator at the address set forth in Question 7. Certificates for whole shares of Common Stock so withdrawn will be issued to you, normally within 10 business days of receipt of your written request. In no case will certificates for fractional shares be issued. If your notice of withdrawal is not received by the Plan Administrator at least 5 business days before the record date for a particular dividend, the next dividend will be reinvested for your account. After you withdraw shares of Common Stock from your Plan account, cash dividends on such shares will continue to be reinvested in accordance with the Plan if you are enrolled under the "Dividend Reinvestment" option of the Plan or, if not, will be paid to you in cash. THE WITHDRAWAL OF SHARES FROM YOUR PLAN ACCOUNT DOES NOT CONSTITUTE TERMINATION OF PARTICIPATION IN THE PLAN. TO TERMINATE PARTICIPATION IN THE PLAN, SEE QUESTIONS 24 AND 25.

                  You may, IF YOU WISH, also request that all of the shares, both whole and fractional, credited to your Plan account be sold. Such request must be in writing, signed by each person in whose name the Plan account appears with signatures guaranteed by a member of the Securities Transfer Agents Medallion Program (available at brokerage firms and most commercial banks and trust companies). If such sale is requested, the Plan Administrator, within 10 business days after receiving the request, will execute a sale order for your account through a broker. You will receive a check for the proceeds of the sale less any brokerage commission, applicable withholding tax and any applicable transfer tax incurred.

                  27. WHAT HAPPENS TO ANY FRACTIONAL SHARE WHEN YOU SELL, OR OTHERWISE WITHDRAW, ALL SHARES FROM YOUR PLAN ACCOUNT?

                  Any fractional share in your Plan account will be aggregated with other fractional shares and sold by the Plan Administrator, and a cash payment will be made for the sale price of such fractional share less any applicable withholding tax and transfer tax incurred. The net proceeds for any fractional share, together with any certificates for whole shares, will be mailed to you.

XV.               OTHER INFORMATION

                  28. What happens when you sell or transfer all of the shares held of record in your name?

                  If you dispose of all the shares held of record in your name, the dividends on the shares credited to your Plan account will continue to be reinvested until you notify the Plan Administrator that you wish to withdraw all shares of Common Stock credited to your Plan account.

                  29. WHAT HAPPENS WHEN YOU SELL OR TRANSFER SOME BUT NOT ALL OF THE SHARES REGISTERED IN YOUR NAME?

                  If you are reinvesting the dividends on the shares registered in your name and you dispose of a portion of such shares, the Corporation will continue to reinvest the dividends on the remainder of the shares which are registered in your name.

                  30. WHAT HAPPENS IF THE CORPORATION DECLARES A STOCK DIVIDEND OR A STOCK SPLIT?

                  Shares of Common Stock distributed by the Corporation pursuant to a stock dividend or a stock split with respect to shares of Common Stock credited to your Plan account will be added to your account.

                  Shares distributed pursuant to a stock dividend or a stock split with respect to shares of Common Stock registered in your name will be mailed to you.

                  31. HOW WILL A PARTICIPANT'S SHARES HELD BY THE PLAN ADMINISTRATOR BE VOTED AT SHAREHOLDERS' MEETINGS?

                  Shares held by the Plan Administrator for you will be voted as you direct. A proxy card will be sent to you in connection with any annual or special meeting of shareholders, as in the case of shareholders not participating in the Plan. This proxy will apply to all shares credited to your Plan account and, if properly signed, will be voted in accordance with the instructions that you give on the proxy card.

                  As in the case of shareholders not participating in the Plan, if no instructions are indicated on a properly signed and returned proxy card, all of the shares credited to your Plan account will be voted in accordance with the recommendations of the Corporation's Board of Directors. If the proxy card is not returned or is returned unsigned, your shares would be voted only if you or a duly appointed representative voted in person at the meeting.

                  32. WHAT ARE THE RESPONSIBILITIES OF THE CORPORATION AND THE PLAN ADMINISTRATOR UNDER THE PLAN?

                  The Corporation and the Plan Administrator, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, or any claim with respect to the timing or the price of any purchase or sale. PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER THE CORPORATION NOR THE PLAN ADMINISTRATOR CAN ASSURE THEM OF A PROFIT OR PROTECT THEM AGAINST A LOSS ON SHARES PURCHASED OR SOLD UNDER THE PLAN.

                  33. MAY THE PLAN BE CHANGED OR DISCONTINUED?

                  The Corporation reserves the right to suspend or terminate the Plan at any time, including the period between a dividend record date and the related dividend payment date. The Corporation also reserves the right to make modifications to the Plan. Participants will be notified of any such suspension, termination or modification. Upon a termination of the Plan, except in the circumstances described below, any uninvested optional cash payments will be returned, a certificate for whole shares credited to your Plan account will be issued, and a cash payment will be made for any fractional share credited to your account.

                  In the event the Corporation terminates the Plan for the purpose of establishing another dividend reinvestment and Common Stock purchase plan, participants in the Plan will be enrolled automatically in such other plan and shares credited to their Plan accounts will be credited automatically to such other plan, unless notice is received to the contrary.

                  The Corporation also reserves the right to terminate any shareholder's participation in the Plan at any time.

                  34. HOW MAY SHAREHOLDERS OBTAIN ANSWERS TO OTHER QUESTIONS REGARDING THE PLAN?

                  Any additional questions should be addressed to:

                                    American Stock Transfer & Trust Company
                                    Attention Dividend Reinvestment Department
                                    40 Wall Street, 46th Floor
                                    New York, NY  10005
                                    (800) 278-4353

                  35. HOW IS THE PLAN TO BE INTERPRETED?

                  The Plan, the Enrollment Card signed by participants and the participant's accounts shall be governed by and construed in accordance with the laws of Ohio and applicable state and Federal securities laws, and cannot be modified orally. Any question of interpretation arising under the Plan will be determined by the Corporation, and any such determination will be final.

                  The Corporation may adopt rules and regulations to facilitate the administration of the Plan.

                  36. WHAT ARE SOME OF THE RESPONSIBILITIES OF PARTICIPANTS?

                  You will have no right to draw checks or drafts against your Plan account or to give instructions to the Plan Administrator with respect to any shares of Common Stock or cash held therein except as expressly provided herein.

                  You should notify the Plan Administrator promptly in writing of any change of address. Notices to participants will be given by letter addressed to them at their last address of record with the Plan Administrator under the Plan.

                  37. UNDER WHAT CIRCUMSTANCES WILL SHARES BE PURCHASED FROM THE CORPORATION OR ON THE OPEN MARKET?

                  Prior to the record date for any dividend payment date, the Board of Directors of the Corporation may by resolution determine the maximum number of authorized but unissued shares, or treasury shares, of Common Stock that the Corporation will sell to the Plan Administrator under the Plan on such dividend payment date. Such limitation will remain in effect for each subsequent dividend payment date unless the Board of Directors, prior to a dividend record date, adopts a further resolution eliminating the limitation or amending the maximum number previously determined. If on any dividend payment date the Plan Administrator would be unable to purchase sufficient shares from the Corporation to satisfy the requirements of the Plan for that dividend payment date, the Plan Administrator will purchase the required shares in excess of those sold by the Corporation for that dividend payment date on the open market. In purchasing shares for any such dividend payment date, the Plan Administrator will first apply reinvested dividends to purchase shares and will then apply optional cash payments to purchase the additional required shares. Open market purchases will be made as soon as possible after the applicable dividend payment date, but not more than 5 business days after such date.

                  38. CAN ADJUSTMENTS BE MADE IN THE NUMBER OF SHARES SUBJECT TO THE PLAN?

                  The shares of Common Stock registered for use in the Plan are subject to adjustment as follows:

                  a. In the event that a dividend shall be declared upon the Common Stock payable in shares of said stock, the number of shares of Common Stock available for issuance pursuant to the Plan shall be adjusted by adding thereto the number of shares which would have been distributed thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend.

                  b. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for the shares available for issuance pursuant to the Plan, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such changed or substituted stock or other securities.

                  c. In the event there shall be any change, other than specified above, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such Common Stock shall be changed or for which it shall have been exchanged, then if the Board of Directors of the Corporation shall determine, in its discretion, that such change equitably requires an adjustment in the number or kind of shares which are available for issuance pursuant to the Plan, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan.

                  d. No adjustment or substitution provided for herein shall require the Corporation to issue or to sell a fractional share under the Plan and the total adjustment or substitution may be limited accordingly.


                                 USE OF PROCEEDS

                  In the event shares of Common Stock are sold to the Plan (either as newly issued shares or shares issued out of the Corporation's Treasury account), the Corporation intends to apply the proceeds received in such sales for its general corporate purposes. The Corporation does not know precisely the number of shares of its Common Stock that it will ultimately sell under the Plan or the prices at which those shares will be sold. In the event shares of the Common Stock are purchased by the Plan in the open market or in privately negotiated transactions, the Corporation will not receive any proceeds from such purchases.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

                  The articles of incorporation and code of regulations of the Corporation provide for the indemnification of the Corporation's directors and officers against liabilities arising by reason of their positions as directors or officers of the Corporation to the full extent permitted by Ohio law.

                  Section 1701.13 of the General Corporation Law of Ohio permits indemnification of directors and officers by a corporation under certain circumstances and also permits a corporation to purchase and maintain liability insurance on behalf of directors and officers. The Corporation maintains a Directors and Officers Liability Insurance Policy.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


                                     EXPERTS

                  The consolidated financial statements of Second Bancorp, Incorporated, incorporated by reference in the Corporation's annual report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                  LEGAL MATTERS

                  The legality of the shares of Common Stock to be sold pursuant to the Plan has been passed upon by the firm of Harrington, Hoppe & Mitchell, Ltd., counsel for the Corporation. John L. Pogue, a partner in the firm, serves as a Director of the Corporation.

==============================================

                CONTENTS

                                       Page

Available Information ................  1
Documents Incorporated by Reference ..  1
The Corporation ......................  2
The Plan .............................  2
  Purpose ............................  2
  Participation Options ..............  2
  Advantages .........................  2
  Administration .....................  3
  Participation ......................  3
  Purchases ..........................  5
  Optional Cash Purchases ............  6
  Federal Income Tax Consequences ....  7
  Reports to Participants ............  8
  Dividends ..........................  8
  Certificates for Shares ............  8
  Termination of Participation .......  9
  Withdrawal of Shares ...............  9
  Other Information .................. 10
Use of Proceeds ...................... 12
Disclosure of Commission Position on
  Indemnification for Securities Act
  Liabilities ........................ 12
Experts .............................. 12
Legal Matters ........................ 12

               ----------

THIS  PROSPECTUS DOES NOT CONSTITUTE AN OFFER
TO  SELL OR A SOLICITATION OF AN OFFER TO BUY
THE SECURITIES  COVERED BY THIS PROSPECTUS IN
ANY  JURISDICTION TO ANY PERSON TO WHOM IT IS
UNLAWFUL  TO MAKE SUCH OFFER OR SOLICITATION.

NEITHER  THE  DELIVERY OF THIS PROSPECTUS NOR
ANY  SALE  MADE  HEREUNDER  SHALL  UNDER  ANY
CIRCUMSTANCES  CREATE  ANY  IMPLICATION  THAT
THERE HAS NOT BEEN ANY CHANGE IN  THE AFFAIRS
OF  THE  CORPORATION  SINCE  THE DATE HEREOF.
NO  PERSON  HAS  BEEN  AUTHORIZED TO GIVE ANY
INFORMATION  OR  TO MAKE ANY REPRESENTATIONS,
OTHER THAN AS CONTAINED HEREIN, IN CONNECTION
WITH THE OFFER DESCRIBED HEREIN, AND IF GIVEN
OR  MADE,  SUCH INFORMATION OR REPRESENTATION
MUST NOT BE RELIED UPON.

==============================================




==============================================

                   __________



               SECOND BANCORP, INC.


                   __________





             DIVIDEND REINVESTMENT
                      AND
             STOCK PURCHASE PLAN




                 ----------


                 PROSPECTUS


                 __________


             __________________




==============================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                  The following is an estimate of the expenses which will be incurred in connection with the issuance and distribution of the Common Stock being registered:

                  To be borne by the Corporation:

                     Plan Administrator's Fees and Service Charges ............... $ 5,000.00*
                     Printing ....................................................   3,000.00
                     Legal Fees ..................................................  10,000.00
                     Accounting Fees .............................................   4,000.00
                     Blue Sky Fees ...............................................     200.00*
                                                                                   ----------
                              Total .............................................. $22,200.00

--------
*Estimated for the one year period from the date of the Prospectus.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Articles of Incorporation of the Corporation and the Regulations of the Corporation provide in substance that the Corporation shall indemnify, to the full extent permitted by the laws of the State of Ohio, any director, officer, employee or agent of the Corporation for any costs or expenses incurred by him in his capacity, or arising out of his status, as a director, officer, employee or agent of the Corporation. Such indemnification shall not be deemed exclusive of any other rights to which any person indemnified may be entitled, as a matter of law or otherwise, and shall inure to the benefit of the heirs, executors and administrators of any such person.

                  Section 1701.13(E) of the General Corporation Law of the State of Ohio (which is applicable to the Corporation) permits a corporation to indemnify its officers and directors and to pay their expenses subject to certain limitations and exceptions.

                  The Corporation has purchased a liability insurance policy which insures directors and officers of the Corporation against certain liabilities which might be incurred by them in such capacities.


ITEM 16.  EXHIBITS


NUMBER                               DESCRIPTION
------                               -----------
3(i) Articles of Incorporation, as amended (Filed as Exhibit 3.1 to the Corporation's Post- Effective Amendment No. 1 to the Form S-3 Registration Statement No. 33-4226 filed with the Commission on August 25, 1995, and incorporated by reference herein.)

3(ii) Code of Regulations, as amended (Filed as Exhibit 3.1 to the Corporation's Post-Effective Amendment No. 1 to the Form S-3 Registration Statement No. 33-4226 filed with the Commission on August 25, 1995, and incorporated by reference herein.)

4.1 Form of Common Stock Certificate (Filed as Exhibit 4.1 to the Corporation's Post- Effective Amendment No. 1 to the Form S-3 Registration Statement No. 33-4226 filed with the Commission on August 25, 1995, and incorporated by reference herein.)

NUMBER                                 DESCRIPTION
------                                 -----------

 4.2 Form of Enrollment Card (Filed as Exhibit 4.2 to the Corporation's Post-Effective Amendment No. 1 to the Form S-3 Registration Statement No. 33-4226 filed with the Commission on August 25, 1995, and incorporated by reference herein.)

 5.1 Opinion of Harrington, Hoppe & Mitchell, Ltd. as to legality of securities being registered

23.1        Consent of Harrington, Hoppe & Mitchell, Ltd. (included in Exhibit
            5.1)

23.2        Consent of Ernst & Young, LLP

24.1        Power of Attorney


ITEM 17.          UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                                 respect to the plan of distribution not
                                 previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Corporation hereby undertakes that for the purpose of determining any liability under the Securities Act, each filing of the Corporation's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, Second Bancorp, Inc., certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Ohio, on the _____ day of February, 1998.

                                     SECOND BANCORP, INC.


                                     By:  s/Alan G. Brant
                                        ----------------------
                                          Alan G. Brant
                                          Chairman and President


                                     s/David L. Kellerman
                                       -----------------------
                                     David L. Kellerman
                                     Treasurer (Principal Financial Officer)


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the _____ day of February, 1998.

Alan G. Brant                                         John A. Anderson
Director and Principal Executive Officer              Director

R. J. Wean, III                                       Norman C. Harbert
Director                                              Director

J. C. Gibson                                          Robert J. Webster
Director                                              Director

John L. Pogue
Director



                                            By:  s/John L. Pogue
                                                ----------------------------
                                                John L. Pogue, Attorney-in-fact

                                INDEX TO EXHIBITS

Number                               Description
------                               -----------

3(i) Articles of Incorporation, as amended (Filed as Exhibit 3.1 to the Corporation's Post-Effective Amendment No. 1 to the Form S-3 Registration Statement No. 33-4226 filed with the Commission on August 25, 1995, and incorporated by reference herein.)

3(ii) Code of Regulations, as amended (Filed as Exhibit 3.1 to the Corporation's Post- Effective Amendment No. 1 to the Form S-3 Registration Statement No. 33-4226 filed with the Commission on August 25, 1995, and incorporated by reference herein.)

 4.1 Form of Common Stock Certificate (Filed as Exhibit 4.1 to the Corporation's Post- Effective Amendment No. 1 to the Form S-3 Registration Statement No. 33-4226 filed with the Commission on August 25, 1995, and incorporated by reference herein.)

 4.2 Form of Enrollment Card (Filed as Exhibit 4.2 to the Corporation's Post-Effective Amendment No. 1 to the Form S-3 Registration Statement No. 33-4226 filed with the Commission on August 25, 1995, and incorporated by reference herein.)

 5.1 Opinion of Harrington, Hoppe & Mitchell, Ltd. as to legality of securities being registered.

23.1     Consent of Harrington, Hoppe & Mitchell, Ltd. (included in Exhibit 5.1)

23.2     Consent of Ernst & Young

24.1     Power of Attorney